UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 9, 2006

Wilsons The Leather Experts Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-21543	41-1839933
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7401 Boone Ave. N.
Brooklyn Park, Minnesota		55428
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(763) 391-4000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On January 9, 2006, Wilsons The Leather Experts Inc. (“Wilsons Leather”) issued a press release announcing the promotion of Stacy A. Kruse to Chief Financial Officer. Ms. Kruse will continue to hold the position of Treasurer. In addition, Wilsons Leather announced that Peter G. Michielutti resigned his positions as Executive Vice President, Chief Financial Officer and Chief Operating Officer effective January 9, 2006. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
     Ms. Kruse, age 46, had served as Wilsons Leather’s Vice President, Finance and Treasurer since August 2004. Prior to that, she served as Wilsons Leather’s Director of Finance and Treasurer from April 2003 to August 2004 and Director of Business Planning & Analysis and Treasurer from June 2001 to March 2003. Prior to joining Wilsons Leather in 2001, Ms. Kruse was Director of Finance (Information Services and Business Operations) at US Bancorp, a financial services company, from 1999 to 2001 and held various positions at Carlson Marketing Group, a marketing services company, from 1995 to 1999, most recently as Director of Operations (Loyalty Division) from 1996 to 1999. None of Wilsons Leather’s current directors or executive officers has a family relationship with Ms. Kruse.

Item 9.01. Financial Statements and Exhibits
(c)	Exhibits
99.1	Press Release dated January 9, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.

Date: January 12, 2006	By	/s/ Stacy A. Kruse

Stacy A. Kruse
Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit
No.	Description	Method of Filing

99.1	Press Release dated January 9, 2006.	Electronic Transmission